Exhibit 10.11

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of October 8, 2011, by and among the persons and entities signatory hereto (individually, a “Secured Party” and collectively, the “Secured Parties”), and W-net Fund I, LP, who will serve as the representative of the Secured Parties and is referred to herein from time to time as the as the “Secured Party Representative,” and Phototron Holdings, Inc., Growlife, Inc. and Phototron, Inc. (each a “Grantor”).

RECITALS

A.           The Secured Parties have advanced money (the “Loan”) in the amount and manner set forth in those certain Senior Secured Promissory Notes issued by Phototron Holdings, Inc. (the “Borrower”) from time to time in favor of the Secured Parties (the “Notes”).  The Secured Parties are willing to make the Loan to the Borrower but only upon the condition, among others, that each Grantor shall grant to the Secured Parties a security interest in such Grantor’s intellectual property to secure the Borrower’s obligations under the Notes.

B.           Pursuant to the terms of that certain Security Agreement dated as of October 8, 2011 (the “Security Agreement”), each Grantor has granted to the Secured Parties a security interest in all of such Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral (capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of the Borrower’s obligations under the Notes, each Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure the Borrower’s obligations under the Notes, each Grantor grants and pledges to the Secured Parties a security interest in all of such Grantor’s right, title and interest in, to and under all Collateral constituting intellectual property (including without limitation those copyrights, patents and trademarks listed on Schedules A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to the Secured Parties under the Security Agreement.  The rights and remedies of the Secured Parties with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement and the other Security Documents, and those which are now or hereafter available to the Secured Parties as a matter of law or equity.  Each right, power and remedy of the Secured Parties provided for herein or in the Security Agreement or any of the Security Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by the Secured Parties, either individually, collectively or through the Secured Party Representative, of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Security Agreement or any of the other Security Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including a Secured Party, of any or all other rights, powers or remedies.

If the Borrower issues additional Notes after the date hereof, any purchaser of such Notes shall become a party to this Intellectual Property Security Agreement by executing and delivering a counterpart signature page hereto, agreeing to be bound by and subject to the terms of this Agreement as a Secured Party.

Two or more duplicate originals of this Intellectual Property Security Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  This Intellectual Property Security Agreement may be executed in counterparts (including via facsimile or digital image format), all of which counterparts taken together shall constitute one completed fully executed document.

This Intellectual Property Security Agreement shall be governed by, and construed in accordance with, the laws of the State of California, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular collateral are governed by the law of a jurisdiction other than the state of California.  Each Grantor hereby (i) irrevocably submits to the jurisdiction of any state or federal court sitting in Los Angeles County, California in any action or proceeding arising out of or relating to this Intellectual Property Security Agreement, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in state or federal courts located in Los Angeles County, California.  Each Grantor and the Secured Parties mutually waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Intellectual Property Security Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to as of the date first written above.

Grantors:	PHOTOTRON HOLDINGS, INC.

	By:	/s/ Brian B. Sagheb
Brian B. Sagheb
Chief Executive Officer

GROWLIFE, INC.

By:	/s/ Brian B. Sagheb
Brian B. Sagheb
Chief Executive Officer

PHOTOTRON, INC.

By:	/s/ Brian B. Sagheb
Brian B. Sagheb
Chief Executive Officer

Secured Party Representative:	W-NET FUND I, LP

	By:	/s/ David Weiner
David Weiner
Manager of the General Partner

Secured Party:	EUROPA INTERNATIONAL INC.

	By:	/s/ Fred Knoll
Fred Knoll
Investment Manager

EXHIBIT A

Copyrights

Description	Registration Number	Registration Date

EXHIBIT B

Patents

Description	Patent/App. No.	File Date

EXHIBIT C

Trademarks

Description	Serial No.	File Date

Phototron	85295812	4/14/11
Grow Plus	85280580	3/29/11
Growlife	85280216	3/29/11

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